As filed with the Securities and Exchange Commission on March 26, 2002



                                       Registration No. 333-49437

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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                    ------------------------------

                            POST-EFFECTIVE
                            AMENDMENT NO. 1

                                  TO

                               FORM S-8
                        REGISTRATION STATEMENT
                                 Under
                      The Securities Act of 1933

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                     BANYAN STRATEGIC REALTY TRUST
   ----------------------------------------------------------------
   (Exact name of registrant as specified in governing instruments)




                   2625 Butterfield Road, Suite 101N
                       Oak Brook, Illinois 60523
               ----------------------------------------
               (Address of principal executive offices)



                           Robert G. Higgins
                     Banyan Strategic Realty Trust
                   2625 Butterfield Road, Suite 101N
                       Oak Brook, Illinois 60523
                ---------------------------------------
                (Name and address of agent for service)



                            With a copy to:
                        Michael J. Choate, Esq.
                        Shefsky & Froelich Ltd.
                       444 North Michigan Avenue
                              Suite 2500
                        Chicago, Illinois 60611




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





                     BANYAN STRATEGIC REALTY TRUST
                    POST-EFFECTIVE AMENDMENT NO. 1



                       DEREGISTRATION OF SHARES

     On April 3, 1998, we filed a Registration Statement on Form S-8 which became effective upon filing. Under this Registration Statement, we registered 1,000,000 common shares of our beneficial interest issuable pursuant to the exercise of options granted to eligible Employees and Trustees under our 1997 Omnibus Stock and Incentive Plan.

     As of January 30, 2002, we had sold 601,998 shares in connection with this offering. On January 30, 2002, we terminated the offering of shares evidenced by this Registration Statement and we hereby deregister the remaining 398,002 shares which were registered thereunder.


















































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


                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on the 26th day of March, 2002.




                            BANYAN STRATEGIC REALTY TRUST



                            By:   /s/ L.G. Schafran
                                  -----------------------------------
                                  Title: Chairman, Interim President
                                         and Chief Executive Officer

















































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


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



     Name                   Title                       Date
     ----                   -----                       ----


/s/ L.G. Schafran
-----------------------  Chairman, Interim President,   March 26, 2002
L.G. Schafran            Chief Executive Officer
                         and Trustee


/s/ Walter E. Auch, Sr.
-----------------------  Trustee                        March 26, 2002
Walter E. Auch, Sr.


/s/ Stephen M. Peck
-----------------------  Trustee                        March 26, 2002
Stephen M. Peck


/s/ Daniel M. Levinson
-----------------------  Trustee                        March 26, 2002
Daniel M. Levinson


/s/ Robert G. Higgins
-----------------------  First Vice President and       March 26, 2002
Robert G. Higgins        General Counsel


/s/ Joel L. Teglia
-----------------------  Chief Financial Officer        March 26, 2002
Joel L. Teglia           and Executive Vice President